Exhibit 10.12
THE TJX COMPANIES, INC.
LONG RANGE PERFORMANCE INCENTIVE PLAN
Amendment
     Pursuant to Section 12 of The TJX Companies, Inc. Long Range Performance Incentive Plan (as amended, the “Plan”), the Plan is hereby amended as follows:
1. The first paragraph of Section 7(a) is hereby amended to read in its entirety as follows, effective for Performance Cycles commencing after January 29, 2010 in the case of any Award subject to the provisions of Section 16 of the Plan, and otherwise effective as to Award determinations made after the date hereof:
“Upon completion of each Performance Cycle, the Committee shall review performance relative to Performance Goals, and determine the value of the Awards for each Performance Cycle, subject to the approval of the President of TJX and/or the Chairman of the Committee.”
2. Subsection (b) of Section 16 is hereby amended, effective for Performance Cycles commencing after January 29, 2010, by replacing “(as determined by the Committee based on advice from its outside auditors)” in clause (ii) and “(as determined by the Committee based on advice from the Company’s outside auditor)” in clause (iii), in each case, with “(as objectively determined by the Committee)”.
     IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this Amendment to be executed in its name and behalf by its officer thereunto duly authorized.

THE TJX COMPANIES, INC.
By:	/s/ Jeffrey G. Naylor
Title: Chief Financial and Administrative Officer
Dated: February 2, 2010